Exhibit 99.2
Additional Purchase Information


     The reporting person's spouse executed the following trades in the issuer's common stock.



                                               Amount of         Ownership
                                            Securities Owned       Form
                   Securities Acquired     Following Reported   Direct (eD)or
  Transaction         or Disposed of         Transaction(s)     Indirect (I)
Date       Code  Amount   A or D   Price    (Instr. 3 and 4)     (Instr. 4)
---------  ----  ------   ------ --------   ----------------    ------------

08/30/2005   J   1,000     A     $13.7800      110,575               I
08/30/2005   J     100     A     $13.7900      110,675               I
08/30/2005   J   2,900     A     $13.8500      113,575               I
08/30/2005   J   1,400     A     $13.9000      114,975               I
08/30/2005   J     750     A     $13.9100      115,725               I
08/30/2005   J   1,250     A     $13.9500      116,975               I
08/30/2005   J     500     A     $13.9900      117,475               I
08/30/2005   J   2,000     A     $14.0000      119,475               I
